                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 June 25, 1998

                       THE GUARANTEE LIFE COMPANIES INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                 0-26788                     47-0785066
------------------------ ------------------------   ----------------------------
(State of Incorporation) (Commission File Number)   (IRS Employer Identification
                                                     Number)
  8801 Indian Hills Drive,
     Omaha, Nebraska                                           68114
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  (Address of principal executive offices)                   (Zip Code)

                                (402) 361-7300
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             (Registrant's telephone number, including area code)

                                Not applicable
                  ------------------------------------------
         (Former name or former address, if changed since last report)
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     Item 5.  OTHER EVENTS.

              (a) The registrant issued the following press release on June 25, 1998:




FOR IMMEDIATE RELEASE
---------------------


Company Contact:                        Contact:
----------------                        --------

William L. Bauhard, CFO                 John Lovallo, SVP
The Guarantee Life Companies Inc.       Makovsky & Company
Diane T. Kohout, Director IR            John Menditto, Account Exec.
The Guarantee Life Companies Inc.       Makovsky & Company
(402) 361-2848                          (212) 508-9600


                       THE GUARANTEE LIFE COMPANIES INC.
                  COMMENTS ON EXPECTED SECOND QUARTER EARNINGS

          Omaha, Nebraska, June 25, 1998 -- The Guarantee Life Companies Inc. (Nasdaq: GUAR) today announced that it expects its earnings for the second quarter ending June 30, 1998 to be between $0.15 and $0.20 per diluted share, excluding realized investment gains, versus the mean analyst estimate on First Call of $0.42 per diluted share and the Company's first quarter 1998 earnings of $0.03 per diluted share. For its second quarter 1997, Guarantee Life earned $0.43 per diluted share, excluding realized investment gains. The Company expects to release its second quarter 1998 and six-month financial results on July 23, 1998.

          Guarantee Life attributes the lower than expected second quarter results primarily due to the continued unfavorable loss ratios in its Employee Benefits Division's group dental product line. Robert D. Bates, Chairman and Chief Executive Officer, commented, "As we previously reported, we have implemented price increases in our dental product line, and we have strengthened our risk management in this area. We anticipated that the benefits from these actions would not be realized until later this year, and consequently, we expect that our earnings for the full year will be lower than the current analysts' estimates. Operationally, as we have noted before, we have initiated a comprehensive analysis of our dental business."

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     The Guarantee Life Companies Inc. operates through three subsidiaries.  Its principal subsidiary is Guarantee Life Insurance Company. The other two subsidiaries are Westfield Life Insurance Company and PFG, Inc., including its principal subsidiary, AGL Life Assurance Company. Guarantee Life markets group life and health insurance products to employers and other groups, and life insurance and annuities to individuals. The principal business operations are conducted in 48 states and the District of Columbia. Insurance coverage and related benefits are provided through more than 310,000 individual and group policies issued to almost 1.9 million customers. Guarantee Life is headquartered in Omaha, Nebraska.

          Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief, or current expectations of the Company, its directors, or its officers, primarily with respect to the future operating performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding the market, difficulties inherent in consummating and merging acquisitions, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission.


                                     # # #

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE GUARANTEE LIFE COMPANIES INC.

                                 By  /s/ Richard A. Spellman
                                    ------------------------
                                    Richard A. Spellman, Senior Vice President,
                                    General Counsel and Secretary

                                 June 25, 1998

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